EXHIBIT (a)(4)


                   OFFER TO EXCHANGE 7 SHARES OF COMMON STOCK

                             OF HECLA MINING COMPANY

                                       FOR

                       EACH OUTSTANDING SHARE OF SERIES B
                     CUMULATIVE CONVERTIBLE PREFERRED STOCK

                             OF HECLA MINING COMPANY

TO: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

         Hecla Mining Company ("Hecla") is offering, subject to the terms and conditions set forth in the Offering Circular, dated June 24, 2002 (the "Offering Circular"), relating to the offer (the "Exchange Offer") of Hecla to exchange up to 16,100,000 shares of common stock, par value $0.25 per share, of Hecla for up to all of Hecla's issued and outstanding Share of Series B Cumulative Convertible Preferred Stock (the "Shares").

         We are requesting that you contact your clients for whom you hold Shares regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

         *  The Offering Circular;

         * The Letter of Transmittal for your use and for the information of your clients;

         * A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if (a) certificates for the Shares are not immediately available, (b) time will not permit the certificates for the Shares or other required documents to reach the Exchange Agent before the expiration of the Exchange Offer or (c) the procedure for book-entry transfer cannot be completed prior to the expiration of the Exchange Offer;

         * A form of letter which may be sent to your clients for whose account you hold Shares registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with respect to the Exchange Offer;

         * Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         * Return envelopes addressed to American Stock Transfer & Trust Company, the Exchange Agent for the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 22, 2002, UNLESS THE EXCHANGE OFFER IS EXTENDED (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

         Unless a holder of the Shares complies with the procedures described in the Offering Circular under the caption "The Exchange Offer - Guaranteed Delivery Procedures," the holder must do one of the following on or prior to the Expiration Date to participate in the Exchange Offer:

         * tender the Shares by sending the certificates for the Shares, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to American Stock Transfer & Trust Company, as Exchange Agent, at one of the addresses listed in the Offering Circular under the caption "The Exchange Offer - Exchange Agent"; or

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         *  tender the Shares by using the book-entry procedures described in the Offering Circular under the caption "The Exchange Offer - Book Entry Transfer" and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message instead of the Letter of Transmittal, to the Exchange Agent.

         In order for a book-entry transfer to constitute a valid tender of Shares in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a "Book-Entry Confirmation") of the Shares into the Exchange Agent's account at The Depository Trust Company prior to the Expiration Date. The term "Agent's Message" means a message, transmitted by The Depository Trust Company and received by the Exchange Agent and forming a part of the Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of Shares that the holder has received and has agreed to be bound by the Letter of Transmittal.

         If a registered holder of Shares wishes to tender the Shares in the Exchange Offer, but (a) the certificates for the Shares are not immediately available, (b) time will not permit the certificates for the Shares or other required documents to reach the Exchange Agent before the Expiration Date, or
(c) the procedure for book-entry transfer cannot be completed before the Expiration Date, a tender of Shares may be effected by following the Guaranteed Delivery Procedures described in the Offering Circular under the caption "The Exchange Offer - Guaranteed Delivery Procedures."

         Hecla will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Circular and the related documents to the beneficial owners of Shares held by them as nominee or in a fiduciary capacity. Hecla will pay or cause to be paid all stock transfer taxes applicable to the exchange of Shares in the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to American Stock Transfer & Trust Company, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal or Georgeson Shareholder, the Information Agent for the Exchange Offer, at the address and telephone numbers set forth in the Offering Circular.

                                Very truly yours,

                                HECLA MINING COMPANY



NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF HECLA OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.



Enclosures


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